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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                 -------------

                                   FORM 8-K


                                CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  JUNE 19, 1998



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                         FIRSTAMERICA AUTOMOTIVE, INC.
            (Exact name of registrant as specified in its charter)


       DELAWARE                         2-97254-NY              88-0206732
(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
  incorporation or organization)                            Identification No.)


      601 BRANNAN STREET
       SAN FRANCISCO, CA                                          94107
(Address of principal executive offices)                        (Zip Code)



      Registrant's telephone number, including area code:  (415) 284-0444


       (Former name, former address and former fiscal year, if changed since last report)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     (a) On June 19, 1998, FirstAmerica Automotive, Inc. (the "Company") completed the acquisition of substantially all of the assets of Burgess Honda, an automotive dealership currently located in Daly City, California. Pursuant to the Asset Purchase Agreement dated January 29, 1998 (the "Purchase Agreement") by and between the Company, Burgess British Cars, Inc., a California corporation ("BBC"), Tudor Enterprises, Inc., a California corporation ("Tudor"), and Keith Burgess as sole stockholder of BBC, the Company acquired certain assets (the "Purchased Assets"), consisting primarily of new motor vehicle inventory, parts, accessories, furniture and equipment, and certain related tangible and intangible assets, including goodwill, used primarily in connection with the operation by BBC of Burgess Honda. The purchase price of the Purchased Assets was $3.7 million prior to adding new motor vehicle inventory, and an additional $1.9 million for new motor vehicle inventory, totalling $5.6 million (the "Purchase Price").

     The Purchase Price was paid in cash, partially from the proceeds of a $4.0 million loan from Donald V. Strough, the Chairman of the Company's Board of Directors, to the Company, pursuant to the terms of a Letter Agreement between the Company and Mr. Strough dated July 11, 1998 (the "Letter Agreement"). Mr. Strough obtained the $4.0 million from a commercial bank in the form of a loan to Mr. Strough in his personal capacity. Pursuant to the terms of the Letter Agreement, Mr. Strough will be paid a 3% origination fee on the loan, and the Company will be responsible for interest payments to the commercial bank. The principal amount due on the loan will be repaid pursuant to the terms of the Letter Agreement and not later than June 1, 1999. The $1.9 million new motor vehicle inventory portion of the Purchase Price was paid from the Company's existing credit facility. The principle used to determine the amount of consideration paid was arms-length negotiation. Before the acquisition, there was no material relationship between BBC and Tudor on the one hand, and the Company or any of its affiliates, any director or officer of the Company, or any associate of any such director or officer on the other hand.

     (b) BBC is a privately-held company specializing in the sale of new and used automobiles and replacement parts and used that part of the Purchased Assets which consisted of equipment and other physical property in such capacity. The Company intends to use these assets in the same capacity.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Pursuant to Item 7(a)(4) of Form 8-K, the financial statements of BBC required pursuant to Rule 3-05 of Regulation S-X will be filed as soon as practicable, but no later than September 4, 1998.

     (b) Pursuant to Item 7(a)(4) of Form 8-K, the pro forma financial information of BBC required pursuant to Article 11 of Regulation S-X will be filed as soon as practicable, but no later than September 4, 1998.

     (c)  The following exhibits are attached hereto and filed herewith:

          2.1(1) The Asset Purchase Agreement between the Company, BBC, Tudor, and Mr. Burgess.

          2.2  The Letter Agreement between the Company and Donald V. Strough.

(1) Exhibits to the Asset Purchase Agreement not filed herewith are identified in the Asset Purchase Agreement. The Company will furnish supplementally any omitted Exhibit to the Commission upon request.

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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  July 2, 1998                 FIRSTAMERICA AUTOMOTIVE, INC.



                                    By: /s/ Debra Smithart
                                       -------------------
                                      Debra Smithart,
                                      Chief Financial Officer

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                         FIRSTAMERICA AUTOMOTIVE, INC.
                                 EXHIBIT INDEX
                                  TO FORM 8-K


Exhibit No.                                        Description
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2.1(1)                   Asset Purchase Agreement by and among the Company,
                         BBC, Tudor and Keith Burgess, dated January 29, 1998.

2.2 Letter Agreement by and between the Company and Donald V. Strough, dated June 11, 1998.


(1) Exhibits to the Asset Purchase Agreement not filed herewith are identified in the Asset Purchase Agreement. The Company will furnish supplementally any omitted Exhibit to the Commission upon request.

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